Exhibit 4.03(b)
CROSS-REFERENCE TABLE
Indenture dated as of March 18, 2008

Trust Indenture Act of 1939 Section	Indenture Section
310 (a)	11.04(a)
(b)	11.04(b); 11.05
311 (a)	Not Applicable
(b)	Not Applicable
312 (a)	10.03
(b)	11.10
(c)	11.10
313 (a)	10.01
(b)	10.01
(c)	10.01; 16.04
(d)	10.01(b)
314 (a)	10.02
(b)	Not Applicable
(c)	16.01
(d)	Not Applicable
(e)	16.01(b)
(f)	Not Applicable
315 (a)	11.01; 11.02
(b)	11.03; 16.04
(c)	11.02
(d)	11.02
(e)	7.08
316 (a)	7.06
(b)	7.07
(c)	8.02(e); 14.02(d)
317 (a)	7.03; 7.04
(b)	6.03
318 (a)	16.02

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.